Exhibit 99.1

VALASSIS

NEWS RELEASE

Valassis Announces Sale of French Subsidiaries to HighCo

Livonia, Mich., Aug. 20, 2008: Valassis (NYSE: VCI), one of the nation’s leading media and marketing services companies, announced today the sale of its French subsidiaries to HighCo, a French marketing services company, for an undisclosed cash amount. The sale was completed on Aug. 18.

“With limited human and capital resources to invest in long-term international growth, it is imperative we invest where the greatest potential for growth and return on investment exists,” said Alan F. Schultz, Valassis Chairman, President and Chief Executive Officer. “With the completion of our state-of-the-art clearing operation in Poland, we will focus our efforts on the clearing business in selected countries in Europe, which has proven to be a more profitable business. We will continue to develop our media business in China and a few select markets in Europe where it drives profitable clearing volumes.”

Valassis’ business in France consisted primarily of media-related activities such as coupon and promotional distribution and in-store signage. Management had previously projected its French operations’ revenues and earnings before taxes, for the second half of 2008, to be approximately $16 million and $1 million, respectively.

About Valassis

Valassis is one of the nation’s leading media and marketing services companies, offering unparalleled reach and scale to more than 15,000 advertisers. Its RedPlum media portfolio delivers value on a weekly basis to over 100 million shoppers across a multi-media platform – in-home, in-store and in-motion. Through its newest offering –redplum.com – consumers will find compelling national and local deals online. Headquartered in Livonia, Michigan with approximately 7,000 associates in 28 states and nine countries, Valassis is widely recognized for its associate and corporate citizenship programs, including its America’s Looking for Its Missing Children® program. Valassis companies include Valassis Direct Mail, Inc., Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For more information, visit http://www.valassis.com or http://www.redplum.com.

Safe Harbor and Forward-Looking Statements

Certain statements found in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of Valassis to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from our existing competitors; new competitors in any of our businesses; a shift in customer preference for different promotional materials, promotional strategies or coupon delivery methods including as a result of declines in newspaper circulations; an unforeseen increase in our paper or postal costs; changes which affect the businesses of our clients and lead to reduced sales promotion spending including a decrease in marketing budgets which are generally discretionary in nature and easier to reduce in the short-term than other expenses; challenges and costs of achieving synergies and cost savings in connection with the ADVO acquisition and integrating ADVO’s operations may be greater than expected; our substantial indebtedness, and our ability to incur additional indebtedness, may affect our financial health; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; fluctuations in the amount, timing, pages, weight and kinds of advertising pieces from period to period, due to a change in our clients’ promotional needs, inventories and other factors; our failure to attract and retain qualified personnel may affect our business and results of operations; a rise in interest rates could increase our borrowing costs; the outcome of ADVO’s pending shareholder lawsuits; possible governmental regulation or litigation affecting aspects of our business; and general economic conditions, whether nationally or in the market areas in which we conduct business, may be less favorable than expected. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risks include, but are not limited to those risk factors described in our Annual Report on Form 10-K for the year ended Dec. 31, 2007 (the 2007 Form 10-K) and our other filings with the United States Securities and Exchange Commission (“SEC”).

Contact:

Mary Broaddus

Director, Investor Relations and Corporate Communications Tel (734) 591-7375 broaddusm@valassis.com

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